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                                                                    EXHIBIT 10.1


                      CHANGE OF CONTROL SEVERANCE AGREEMENT

This Change of Control Severance Agreement (the "Agreement") is made and entered into effective as of November 14, 1995 (the "Effective Date"), by and between Jerry Wong (the "Employee") and POET Holdings, Inc., a Delaware corporation (the "Company").

                                 R E C I T A L S

A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control or otherwise which provides the Employee with enhanced financial security and provides sufficient incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of a Change of Control.

D. Certain capitalized terms used in the Agreement are defined in Section 5 below.

In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

1. Duties and Scope of Employment.

        (a) Position. The Company shall employ the Employee in the position of Vice-President of Finance, with such duties, responsibilities and compensation as in effect as of the Effective Date; provided, however, that the Board shall have the right, prior to the occurrence of a Change of Control, to revise such responsibilities and compensation from time to time as the Board may deem necessary or appropriate.

        (b) Obligations. The Employee shall devote his full business efforts and time to the Company and its subsidiaries. The foregoing, however, shall not preclude the Employee from engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.
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2. At-Will Employment. The Company and the Employee acknowledge that the
Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

3. Severance Benefits.

        (a) Termination Following A Change of Control. If the Employee's employment terminates at any time within twelve (12) months following a Change of Control as a result of Involuntary Termination other than for Cause, then upon such termination and subject to Section 4, in addition to any severance benefits payable under the Company's then existing severance and benefits plans or policies and in addition to any portion of the Employee's stock options that were vested and exercisable immediately prior to such termination, such options shall become vested and exercisable as to an additional amount as though the Employee had remained continuously employed for a period of twelve (12) months following such Termination Date; provided, however, that if such potential vesting acceleration would cause a contemplated Change of Control transaction not to qualify for "pooling" accounting treatment under generally accepted accounting principles, as determined by the Company's independent public accountants (the "Accountants") prior to the Change of Control, Employee's stock options and restricted stock shall not have their vesting so accelerated.

        (b) Termination Apart from Change of Control. If, during the term of this Agreement, the Employee's employment with the Company terminates, either prior to the occurrence of a Change of Control or after the twelve (12)-month period following a Change of Control, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

        (c) Voluntary Resignation; Termination For Cause; Termination on Disability or Death. If, during the term of this Agreement, the Employee's employment with the Company terminates, either prior to or after the occurrence of a Change of Control, by reason of the Employee's voluntary resignation (and is not an Involuntary Termination), or if the Employee is terminated for Cause or as a result of the Employee's Disability or the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

4. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitutes "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 3 shall be payable either


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        (a) in full, or

        (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this
Section 4 shall be made in writing by the Company's Accountants, whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this
Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

5. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

        (a) Base Compensation. "Base Compensation" shall mean the Employee's annual compensation as determined by the Board.

        (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                      (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any parent or wholly owned subsidiary of the Company or any company which is a wholly owed subsidiary of any parent of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities; or

                      (ii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or


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                      (iii) The stockholders of the Company approve a merger or
consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

        (c) Involuntary Termination. "Involuntary Termination" shall mean (i) a material reduction by the Company in the Base Compensation of the Employee as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (iii) the relocation of the Employee to a facility or a location more than 25 miles from the Employee's then present location, without the Employee's express written consent; (iv) any termination of the Employee by the Company which is not effected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (v) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 6 below. Except as expressly set forth in this paragraph 5(c), no other circumstance or event shall constitute an Involuntary Termination for purposes of this Agreement and Employee shall not be entitled to benefits hereunder, notwithstanding the fact that such other circumstance or event may constitute a constructive termination of the Employee under California law.

        (d) Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony which the Board reasonably believes had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) continued failure by the Employee of his duties or obligations in accordance with the standards and policies of the Company or willful and deliberate violations of such obligations, in either case after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

        (e) Disability. "Disability" shall mean that the Employee has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.


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        (f) Termination Date. "Termination Date" shall mean (i) if this
Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30) day period), (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, or (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

6. Successors.

        (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

        (b) Employee's Successors. The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7. Term. This Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied, (ii) four (4) years from the Effective Date (unless extended for an additional period or periods by the Company and the Employee by mutual written agreement); or (ii) thirteen (13) months after a Change of Control.

8. Notice.

        (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

        (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with Section 8 of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after


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the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

9. Arbitration. At the option of either party, any and all disputes or controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

        The arbitrator shall be selected as follows: in the event the Company and the Employee agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and the Employee do not so agree, the Company and the Employee shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

        Arbitration shall take place at San Mateo, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or the Employee and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs, provided that punitive damages shall not be awarded. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

10. Miscellaneous Provisions.

        (a) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.


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        (b) Whole Agreement. No agreements, representations or understandings
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

        (c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

        (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

        (e) No Assignment of Benefits. Except as set forth in Section 6(b), the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (e) shall be void.

        (f) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

        (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



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        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                     COMPANY:

                                     POET HOLDINGS, INC.

                                     By: /s/ Dirk Bartels
                                        ----------------------------------------
                                     Title: President
                                            ------------------------------------

                                     EMPLOYEE:

                                            /s/ Jerry Wong
                                            ------------------------------------
                                            Jerry Wong


                     CHANGE OF CONTROL SEVERANCE AGREEMENT



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